                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-4 and related Joint Information Statement/Prospectus of Euroseas Ltd. for the registration of 1,079,167 shares of common stock and to the inclusion therein of our reports dated December 15, 2005, and January 10, 2005, along with the financial statements of Cove Apparel, Inc. (a development stage company), for the fiscal years ended September 30, 2005, and September 30, 2004, which appear in the Registration Statement.

/s/ Hall & Company
----------------------
Hall & Company
Irvine, California
February 3, 2006